Exhibit 12.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Coca-Cola FEMSA, S.A. de C.V., a foreign corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on form 20-F for the year ended December 31, 2002 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 27, 2003	/s/Carlos Salazar Lomelin
Carlos Salazar Lomelin
Chief Executive Officer

Dated: June 27, 2003	/s/ Hector Trevino Gutierrez
Hector Trevino Gutierrez
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Coca-Cola FEMSA, S.A. de C.V. and will be retained by Coca-Cola FEMSA, S.A. de C.V. and furnished to the Securities and Exchange Commission or its staff upon request.